                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cannondale Corporation 2000 Stock Option Plan of our reports dated August 11, 2000, except for the second paragraph of Note 15, as to which the date is August 28, 2000, with respect to the consolidated financial statements and schedule of Cannondale Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended July 1, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Stamford, Connecticut
February 13, 2001